UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 21, 2025

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Ct
Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 21, 2025, Verb Technology Company, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s treasury assets, including its holdings of Toncoin, the native cryptocurrency of The Open Network blockchain, and cash. A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Toncoin Holdings

On August 21, 2025, the Company’s treasury assets exceeded $780 million, including $713 million of Toncoin, and $67 million of cash. The dollar value of the Company’s Toncoin holdings is calculated as of August 20, 2025, at 9pm EDT using the CoinMarketCap price for $TON of $3.28. The Company’s strategy targets the accumulation of over 5% of Toncoin’s circulating supply, establishing the Company as a significant participant in maintaining and securing the network infrastructure. In addition, the Company intends to steadily increase Toncoin held per share through reinvestment of cash flows, staking rewards and disciplined capital markets activity.

Disclosure Channels to Disseminate Information

Company investors and others should note that the Company announces material information to the public about the Company, its strategy and other items through a variety of means, including on the Company website (https://www.verb.tech.com/), its investor relations website (https//ir.verb.tech), its email alerts subscription website (https://ir.verb.tech/news-events/email-alerts), its filings with the SEC, press releases, public conference calls, webcasts, and its various social media accounts in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages its investors and others to review the information it makes public in the locations below as such information could be deemed to be material information. PLEASE NOTE THAT THE COMPANY UPDATED ITS SOCIAL MEDIA ACCOUNTS FROM 8 AUGUST 2025.

The Company posts information about the Company (which may or may not be material) via the following social media accounts: the Company’s new Telegram handle (@tonstrat) and its new X.com handle (@tonstrat). Mr. Stotz posts information about the Company (which may or may not be material) through his social media accounts, including his X.com handle (@ManuelStotz). The social media channels used by the Company and Mr. Stotz may be updated by the Company and Mr. Stotz, respectively, from time to time.

Although the Company does not intend for its social media accounts to be its primary method of disclosure for material information, it is possible that certain information the Company posts on its social media accounts may be deemed material to investors. Therefore, the Company is notifying investors, the media and other interested parties that it uses the aforementioned social media accounts, together with its investor relations website, traditional press releases, and filings with the Commission, to publish important information about the Company, including information that may be deemed material to investors. The Company encourages investors, the media and other interested parties to review the information it posts on its aforementioned investor relations website and social media channels, in addition to information announced by the Company through its filings with the SEC, press releases, webcasts and other presentations.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2025	Verb Technology Company, Inc.

	By:	/s/ Veronika Kapustina
	Name:	Veronika Kapustina
	Title:	Chief Executive Officer